SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12

                                 VIROGROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                ------------------------------------------------
                   (Name of Persons(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each clas of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calcuted and state how it was determined):

(4) Proposed maximum agregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and Identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously
    paid:

(2) Form, Schedule or Registration Statement no.:

(3) Filing Party:

(4) Date Filed:

                               VIROGROUP, INC.
            428 PINE ISLAND ROAD, S.W., CAPE CORAL, FLORIDA 33991

                                   ----------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON JANUARY 23, 1997

                                   ----------

To the Shareholders
of ViroGroup, Inc.

   NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of ViroGroup, Inc., a Florida corporation (the "Company"), will be held at 11:00 a.m., local time, on Thursday, January 23, 1997, at the Westin Hotel Atlanta Airport, 4736 Best Road, Atlanta, Georgia for the following purposes:

   (1) The election of seven members of the Company's Board of Directors to hold office until the Company's 1998 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

   (2) To effectuate a one-for-eight reverse stock split as a result of which shareholders of the Company will receive one share of Common Stock for each eight shares of Common Stock owned on the Record Date;

   (3) The ratification of the appointment of Arthur Andersen LLP, Miami, Florida, as the Company's independent accountants; and

   (4) The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

   The Board of Directors has fixed the close of business on November 29, 1996 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

   Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                              By Order of the Board of Directors
                                              SYLVESTER O. OGDEN
                                              CHAIRMAN OF THE BOARD

Cape Coral, Florida
December 20, 1996

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                     1997 ANNUAL MEETING OF SHAREHOLDERS
                                      OF
                               VIROGROUP, INC.

                                   ----------

                               PROXY STATEMENT

                                   ----------


   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ViroGroup, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the 1997 Annual Meeting of Shareholders of the Company to be held at 11:00 a.m., local time, on Thursday, January 23, 1997, at the Westin Hotel Atlanta Airport, 4736 Best Road, Atlanta, Georgia, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

   Shareholders should review the information provided herein in conjunction with the Company's 1996 Annual Report to Shareholders, which accompanies this Proxy Statement. The Company's principal executive offices are located at 428 Pine Island Road, S.W., Cape Coral, Florida 33991, and its telephone number is (941) 574-1919.


                         INFORMATION CONCERNING PROXY


   The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

   The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.


                           PURPOSES OF THE MEETING

   At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

   (1) The election of seven members to the Company's Board of Directors to serve until the Company's 1998 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

   (2) To effectuate a one-for-eight reverse stock split as a result of which shareholders of the Company will receive one share of Common Stock for each eight shares of Common Stock owned on the Record Date;

   (3) The ratification of the appointment of Arthur Andersen LLP, Miami, Florida, as the Company's independent accountants; and

   (4) The transaction of such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

   Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the nominees for director named below and in favor of the other matters presented. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

               OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

   The Board of Directors has set the close of business on November 29, 1996 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 6,361,708 shares of Common Stock outstanding. Only the holders of issued and outstanding shares of Common Stock are entitled to vote at the Annual Meeting. Shareholders do not have the right to cumulate their votes, and are entitled to one vote for each share held.

   The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum with respect to all matters presented. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares voted in opposition to the matter, unless such matter is one for which a greater vote is required by law or by the Company's Articles of Incorporation or Bylaws. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

   Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

   A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered as shares present at the Annual Meeting, and will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                              SECURITY OWNERSHIP

COMMON STOCK

   The following table sets forth information, as of November 29, 1996, with respect to the beneficial ownership of shares of the Company's Common Stock by (i) each person known to the Company to own beneficially more than 5% of the aggregate shares of Common Stock outstanding, (ii) each director and nominee for election as a director, (iii) the Named Executive Officers (as defined in "Executive Compensation") and (iv) all directors and officers of the Company as a group. On November 29, 1996, there were 6,361,708 shares of Common Stock outstanding. Each of the persons, or group of persons, in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

                                                        NUMBER OF SHARES      PERCENT
NAME(1)                                                BENEFICIALLY OWNED    OF SHARES
---------------------------------------------------- ------------------- ------------
Ivan R. Cairns(2) ..................................             -0-              *
A. Denny Ellerman ..................................           8,500(4)           *
Charles S. Higgins, Jr. ............................          48,000(5)           *
Laidlaw Osco Holdings, Inc.(2) .....................       3,180,854           50.0%
Rick L. McEwen(2) ..................................             -0-              *
Sylvester O. Ogden .................................          88,333(3)           *
James L. Wareham ...................................           3,000(4)           *
Earl M. Williams, Jr. ..............................         338,231            5.3%
Kenneth W. Winger(2) ...............................             -0-              *
All directors and officers as a group (11 persons)           723,433(6)        11.3%

----------
*  Less than 1%
(1) The business address of Messrs. Ellerman, Higgins, Ogden and Wareham is 428 Pine Island Road, S.W., Cape Coral, Florida 33991. The business address of Laidlaw Osco Holdings, Inc. and Messrs. Cairns, McEwen and Winger is 3221 North Service Road, Burlington, Ontario, Canada L73-348.

(2) Messrs. Cairns, McEwen and Winger are employed by affiliates of Laidlaw Osco Holdings, Inc.

(3) Includes currently exercisable options to purchase 53,333 shares of Common Stock.

(4) Includes currently exercisable options to purchase 3,000 shares of Common Stock.

(5) Includes currently exercisable options to purchase 22,000 shares of Common Stock.

(6) Includes currently exercisable options to purchase 97,833 shares of Common Stock.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been met.

                            ELECTION OF DIRECTORS

   Seven persons are nominated for election as directors to serve until the next Annual Meeting of Shareholders and until the director's successor is duly elected and qualified. Although Management anticipates that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the Annual Meeting, the proxy will be voted for a substitute nominee chosen by Management, or the number of directors to be elected may be reduced in accordance with the Company's Bylaws.

   On June 26, 1995, the Company and Laidlaw, Inc. ("Laidlaw"), the parent corporation of Bryson Industrial Services, Inc. ("Bryson"), and Laidlaw Osco Holdings, Inc. ("Osco"), entered into an agreement pursuant to which Bryson and Osco surrendered the 200,000 and 600,000, respectively, shares of the Company's Series A Preferred Stock then held by them in exchange for a total of 3,180,854 shares of Common Stock which were issued to Osco. For so long as such shares of Common Stock are held by Laidlaw or its affiliates, the Company has agreed to nominate for election to its Board of Directors its chief executive officer and three nominees proposed by Laidlaw. Mr. Ogden and Messrs. Cairns, McEwen and Winger have been nominated pursuant to this agreement. Laidlaw has further agreed that until June 30, 1997, unless otherwise invited by the members of the Company's Board of Directors who have not been nominated at the request of Laidlaw, it will not take any action which would result in a change in control of the Company or acquire any additional securities of the Company. For a description of certain other provisions of the agreement, see "CERTAIN TRANSACTIONS."

   The following table sets forth certain information as to the persons nominated for election as directors of the Company at the Annual Meeting.

                            NOMINEES FOR DIRECTOR

                                                                                              DIRECTOR
NAME                       AGE                      PRINCIPAL OCCUPATION                       SINCE
----                       ---                      --------------------                       -----
Ivan R. Cairns             50   Senior Vice President and General Counsel, Laidlaw, Inc.        1995

A. Denny Ellerman          55   Executive Director of the Center for Energy and                 1995
                                Environmental Policy Research, Massachusetts Institute of
                                Technology

Charles S. Higgins, Jr.    48   Executive Vice President and Chief Operating Officer of           --
                                the Company

Rick L. McEwen             44   Senior Vice President, Laidlaw Waste Systems, Inc.              1995

Sylvester O. Ogden         61   President and Chief Executive Officer of the Company            1994

James L. Wareham           57   President, Chief Executive Officer, Chief Operating             1995
                                Officer and Chairman, Wheeling-Pittsburgh Steel
                                Corporation

Kenneth W. Winger          58   President and Chief Operating Officer, Laidlaw                  1995
                                Environmental Services, Inc.

   Ivan R. Cairns has been Senior Vice President and General Counsel of Laidlaw, Inc. since October, 1990. Mr. Cairns has held various other management positions with Laidlaw, Inc. since joining that company in November, 1981.

   A. Denny Ellerman has been the Executive Director of the Center for Energy and Environmental Policy Research at the Massachusetts Institute of Technology since March, 1992. He also serves as a Senior Lecturer in the Sloan School of Management. From 1988 until 1992, Dr. Ellerman was a Vice-President of Charles River Associates, Inc., a Boston, Massachusetts economic and management consulting firm.

   Charles H. Higgins, Jr., P.E. has been the Executive Vice President and Chief Operating Officer of the Company since June 1995. From March 1993 until then he was the Vice President in charge of the Environics division. Prior to that, for a period in excess of two years he was President of Environics, Inc., a wholly owned affiliate of Laidlaw, Inc., providing environmental consulting services.

   Rick L. McEwen has been Senior Vice President Laidlaw Waste Systems, Inc., a wholly-owned subsidiary of Laidlaw, Inc., since July 1, 1996. Mr. McEwen has held various other management positions within Laidlaw Waste Systems since joining that company in February, 1989.

   Sylvester O. Ogden was appointed Chief Executive Officer and President of the Company on November 1, 1994. Prior to joining the Company he was Executive Vice-President of Occidental Petroleum Company and President/Chief Executive Officer of Island Creek, a coal mining subsidiary of Occidental from November, 1984 to July, 1993. He was self employed as a consultant from August, 1993 until joining the Company.

   James L. Wareham has been the President, Chief Operating Officer and a member of the Board of Wheeling-Pittsburgh Steel Corporation since May, 1989. Mr. Wareham became Chairman of the Board and Chief Executive Officer of Wheeling-Pittsburgh Steel Corporation in September, 1992. He also became President of WHX Corporation in December, 1992. He is also a director of Wesbanco Corporation.

   Kenneth W. Winger has been President and Chief Operating Officer of Laidlaw Environmental Services, Inc., a wholly-owned subsidiary of Laidlaw, Inc., since July, 1995. Mr. Winger has held various other management positions within Laidlaw, Inc. since joining that company in May, 1991.

   Ms. Donna Peterman, a director since 1995, has declined to stand for reelection due to other business commitments.

DIRECTORS' FEES

   Outside directors currently receive an annual fee of $3,000 and an option to purchase 1,500 shares of Common Stock plus $500 per meeting attended. The receipt of such remuneration and options has been waived by Messrs. Cairns, McEwen and Winger.

COMMITTEES AND MEETINGS

   During fiscal year 1996 (September 1, 1995--August 31, 1996), the Board of Directors held six meetings. No director attended fewer than 75% of the meetings of the Board of Directors or any committee thereof held during fiscal year 1996 (during the period of such director's service).

   The Compensation Committee currently consists of Messrs. Wareham (Chairman), Ellerman and Winger. The Compensation Committee held one meeting during fiscal year 1996. The primary function of the Compensation Committee is to review and approve the Company's compensation policies and practices, propose compensation levels for directors and officers and propose changes in the Company's benefit plans.

   The Audit Committee is currently composed of Ms. Peterman (Chairperson), who is not standing for reelection, Mr. Winger and Dr. Ellerman. The Audit Committee held three meetings during fiscal year 1996. The primary function of the Audit Committee is to assist the Board in fulfilling its responsibilities with respect to the accounting and financial reporting practices of the Company, and to address the scope and expense of audit and related services provided by the Company's independent accountants.

   The Company does not have a Nominating Committee.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth certain information relating to the total annual compensation paid or accrued by the Company and its subsidiaries during each of the three most recent fiscal years to its Chief Executive Officer. There was no other executive officer whose total annual compensation in fiscal year 1996 exceeded $100,000.

                                  ANNUAL COMPENSATION
NAME AND                          ------------------      ALL OTHER
PRINCIPAL POSITION       YEAR      SALARY      BONUS     COMPENSATION
------------------       ----     --------     -----     ------------
Sylvester O. Ogden,      1996     $110,788          --              --
President and Chief      1995      106,679          --              --
Executive Officer(1)     1994           --          --              --

----------
(1) Mr. Ogden's employment commenced November 1, 1994.

LONG-TERM COMPENSATION AWARDS

   No long-term compensation awards were made to the Named Executive Officer during fiscal year 1996.

OPTION GRANTS DURING FISCAL YEAR 1996

   The following table sets forth all grants of options for Common Stock to the Named Executive Officer for the fiscal year ended August 31, 1996.





                                                                                          POTENTIAL
                                                                                          REALIZABLE
                                                                                       VALUE AT ASSUMED
                                                                                       ANNUAL RATES OF
                      NUMBER OF          % OF                                            STOCK PRICE
                      SECURITIES     TOTAL OPTIONS                                       APPRECIATION
                      UNDERLYING      GRANTED TO     EXERCISE OR                       FOR OPTION TERM
                        OPTION       EMPLOYEES IN     BASE PRICE     EXPIRATION       -----------------
NAME                 GRANTED (#)      FISCAL YEAR     ($/SHARE)         DATE          5%($)    10%($)
------------------- ------------  ----------------  ------------   -------------      -------- --------
SYLVESTER O. OGDEN     30,000           100%            $.56          1/14/01           $0      $6,876

UNEXERCISED OPTIONS AND OPTION VALUES AT FISCAL YEAR-END 1996

   The following table sets forth information with respect to (i) the number of unexercised options held by the Named Executive Officer as of August 31, 1996 and (ii) the value as of August 31, 1996 of unexercised in-the-money options.

                      NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                          UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS
                              AUGUST 31, 1996                AT AUGUST 31, 1996
                                    (#)                            ($)(1)
                     --------------------------------  --------------------------------
NAME                 EXERCISABLE     UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
-------------------  -----------     ----------------  ------------     ---------------
Sylvester O. Ogden    30,000                0              $0               $0
Sylvester O. Ogden    23,333           11,667               0                0

----------
(1) As of August 31, 1996, the options held by Mr. Ogden were not in-the-money due to the fact that the exercise prices for such options were above the fair market value of the underlying Common Stock.

BENEFIT PLANS

   401(K) PROFIT SHARING PLAN. All employees of the Company who have been employed by the Company for six months or more are eligible to participate in the Company's employee Profit Sharing Plan (the "Plan"). Participants may make contributions to the Plan by voluntarily reducing their salary by up to a maximum of 15%, and the Company will match such contributions up to 2% of a participant's salary. The Company contributed $50,134 to the Plan during fiscal year 1996. Amounts attributable to the Company's matching contributions vest at 20% per year beginning after the first year of service, or upon death or disability of the participant. Benefits are generally distributed by means of a joint and survivor annuity or in a lump sum following the participant's retirement, death, disability, termination of employment or demonstration of extreme financial hardship.

   1991 LONG-TERM INCENTIVE PLAN. The Company's 1991 Long-Term Incentive Plan (the "Incentive Plan") was adopted by the Board of Directors and the shareholders of the Company in 1991. The Incentive Plan permits the granting of any or all of the following types of awards: (i) stock options, including incentive stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) deferred stock; (v) performance awards conditioned upon meeting performance criteria; (vi) dividend equivalents; and (vii) other awards denominated or payable in, or otherwise related to Common Stock of the Company. Generally, awards under the Incentive Plan are granted for no consideration other than prior or future services. Awards granted under the Incentive Plan may, at the discretion of the Compensation Committee, be granted alone or in addition to, in tandem with or in substitution for any other award under the Incentive Plan or other plan of the Company. The exercise price for options granted under the Incentive Plan may not be less than 85% of the fair market value of the Common Stock on the date of grant. The Incentive Plan is administered by the Compensation Committee of the Board of Directors, which is composed of directors not eligible to participate in the Incentive Plan. There are 299,150 shares of Common Stock reserved for issuance under the Incentive Plan. The Compensation Committee is authorized to determine, from time to time, the term, exercise price, settlement terms, forfeiture provisions and other terms and conditions of each of the types of awards. No such determinations have been made by the Compensation Committee except with respect to the award of options to purchase shares of Common Stock.

EMPLOYMENT, SEVERANCE AND CONSULTING AGREEMENTS

   SYLVESTER O. OGDEN

   The Company entered into an employment agreement ("Employment Agreement") with Sylvester O. Ogden, effective November 1, 1994 ("Effective Date"), which provides that he will serve as Chief Executive Officer and President. Under the Employment Agreement, Mr. Ogden is to receive an annual salary of $140,000, a car allowance and options to purchase 35,000 shares of Common Stock, 50% of which vested upon execution of the Employment Agreement with the remaining options vesting pro rata over the ensuing three-year period. On March 1, 1995, Mr. Ogden voluntarily agreed to a 10% salary reduction for a one year period. On January 1, 1996, Mr. Ogden agreed to an additional 21% salary reduction.

COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company including specific compensation levels for the Company's executive officers, and administers the Company's Stock Option Plan and other employee incentive plans. The components of the Company's executive officer compensation program and the basis on which fiscal year 1996 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the Named Executive Officer, are discussed below.

   The Committee generally believes that the total cash compensation of its executive officers prior to the voluntary salary reduction should be similar to the total cash compensation of similarly-situated executives of peer group public companies within the environmental services industry.

   In evaluating base salary increases, as well as total compensation, the Compensation Committee considers individual performance, inflation rates and the salary levels prevailing at companies which are similar to the Company. Increases to base salaries are also influenced by the performance of the Company and the individual's responsibility and contribution to the Company's results. The Compensation Committee examines a number of financial indicators of corporate performance, including results of revenues, net profits, earnings per share and return on shareholders' investment in setting base salaries.

   The Compensation Committee's goal in establishing the composition and amount of executive compensation is to motivate, reward and retain creative management talent which will accomplish the

Company's objectives of increasing the Company's profitability and value of its Common Stock. During the fiscal year ended August 31, 1996, this goal was carried out through awards to its executive officers of base salary, as well as the granting of stock options to the Chief Executive Officer and the Chief Operating Officer.

   Mr. Ogden's compensation is pursuant to an Employment Agreement effective November 1, 1994. However, Mr. Ogden voluntarily accepted a 10% reduction in his salary effective March 1, 1995, and an additional 21% reduction effective January 1, 1996.

   In December 1993, the Internal Revenue Service issued proposed regulations concerning compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) generally disallows a public company's deduction for compensation to any one employee in excess of $1 million per year unless the compensation is pursuant to a plan approved by the public company's shareholders. None of the executive officers of the Company presently receives, and the Compensation Committee does not anticipate that such persons will receive, annual cash compensation in excess of the $1 million cap provided in Section 162(m). The Compensation Committee intends to take the necessary steps to ensure compliance with Section 162(m) of the Code.

                                            James L. Wareham, Chairman
                                            A. Denny Ellerman
                                            Kenneth W. Winger

PERFORMANCE GRAPH

   Set forth below is a graph comparing the cumulative shareholder returns from a $100 investment in the Company's Common Stock and reinvestment of dividends from December 20, 1991 (the date the Common Stock was first offered to the public at an initial public offering price of $7.00 per share) through August 31, 1996 with the NASDAQ Stock Market and the MG Industry Group 095--Waste Management. The Company did not pay any dividends on its Common Stock during this period.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                             AMONG VIROGROUP, INC.,
                       NASDAQ MARKET INDEX AND GROUP INDEX




   The Comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Common Stock.

                        TRANSACTIONS WITH THE COMPANY

LAIDLAW, INC.

   On June 26, 1995, the Company and Laidlaw, Inc. ("Laidlaw"), the parent corporation of Bryson Industrial Services, Inc. ("Bryson"), and Laidlaw Osco Holdings, Inc. ("Osco"), entered into an agreement (the "Agreement") pursuant to which Bryson and Osco surrendered the 200,000 and 600,000, respectively, shares of the Company's Series A Preferred Stock then held by them in exchange for a total of 3,180,854 shares of Common Stock. For so long as such shares of Common Stock are held by Laidlaw or its affiliates, the Company has agreed to nominate for election to its Board of Directors its chief executive officer and three nominees proposed by Laidlaw. Mr. Ogden and Messrs. Cairns, McEwen and Winger have been nominated pursuant to the Agreement. Laidlaw further agreed that until June 30, 1997, unless otherwise invited by the members of the Company's Board of Directors who have not been nominated at the request of Laidlaw, it will not take any action which would result in a change in control of the Company or acquire any additional securities of the Company. Bryson and Osco also waived all rights to dividends on the Preferred Stock whether or not accrued or declared. Laidlaw further agreed to provide a $3.0 million revolving line of credit to the Company with any amounts outstanding at the end of the three-year period to be repaid over the next three years in equal quarterly installments. Pursuant to the Agreement, on February 20, 1996 a Laidlaw affiliate caused to be issued a one-year, $3.0 million letter of credit to secure the Company's $3.0 million revolving credit line with a bank. Virtually all the Company's assets secure this commitment by Laidlaw. Pursuant to the Agreement, Laidlaw has agreed not to transfer any of the shares of Common Stock received until June 30, 1997 and will cause any transferee of the shares during the period commencing July 1, 1997 and ending June 30, 2001 to extend to the other holders of Common Stock the right to transfer their shares to such transferee on the same terms as those provided to Laidlaw.

   Laidlaw and its affiliates accounted for approximately $2.8 million or 20% of the Company's consolidated gross revenues for the year ended August 31, 1996.

VIROGROUP OF SOUTH CAROLINA, INC.'S EXECUTIVE OFFICE LEASE

   ViroGroup of South Carolina, Inc. (formerly ETE, Inc.) leases its executive offices in Lexington, South Carolina from Lexington Office Investors, a partnership owned two-thirds by Earl M. Williams, Jr. and one-third by an employee of ViroGroup of South Carolina, Inc. who is neither a Company executive officer nor a Company director. The lease expires on November 15, 1997 and provides for rent at the rate of $15,500 per month. During fiscal year 1996, the total rent paid under this lease by ViroGroup of South Carolina, Inc. was $186,000.

                           THE REVERSE STOCK SPLIT

INTRODUCTION

   The Company's Board of Directors has adopted a resolution, subject to and effective upon shareholder approval, to effectuate a one-for-eight reverse stock split (the "Reverse Split") of the Company's Common Stock. The effect of the proposed Reverse Split upon holders of Common Stock will be that the total number of shares of the Company's Common Stock held by each shareholder will be automatically converted into that number of whole shares of Common Stock ("Post-split Common Stock") equal to the number of shares of Common Stock owned immediately prior to the Reverse Split divided by eight, adjusted, as described below, for any fractional shares.

   If the proposal is adopted by the Company's shareholders, each shareholder's percentage ownership interest in the Company will remain unchanged, except for minor differences resulting from adjustments for fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the adoption of the proposal.

   No certificates or script representing fractional shares of the Common Stock will be issued to shareholders because of the Reverse Split. Instead, the Transfer Agent will sell any fractional shares and pay cash to the holders of such fractional shares.

   Shareholders of the Company do not currently possess, nor upon adoption of the proposal, will they acquire, preemptive rights, which would entitle such persons as a matter of right, to subscribe for the purchase of any securities of the Company.

REASON FOR THE REVERSE SPLIT

   The Company's Common Stock is currently listed on the Nasdaq SmallCap Market. The Company has been advised by the Nasdaq Stock Market, Inc. ("Nasdaq") that the Common Stock must maintain a closing bid price of the Common Stock in excess of $1.00. The Board of Directors has therefore proposed the Reverse Split to enable the Company to remain in compliance with the listing criteria of the Nasdaq SmallCap Market. There can be no assurance that the Reverse Split will result in the Company's compliance with Nasdaq's listing requirements.

   Nasdaq has recently proposed amendments to its listing criteria increasing certain threshold listing requirements. The Company is unable to determine at this time whether it will be able to satisfy these new criteria should they be implemented.

IMPLEMENTATION OF THE PROPOSED REVERSE SPLIT

   It is anticipated that the Reverse Split will be implemented immediately upon its approval by the Company's shareholders. Implementation of the Reverse Stock Split is contingent upon such shareholder approval.

   The Reverse Split will be effectuated by amending the Company's articles of incorporation to add the following provision:

       "At 5:00 p.m., Eastern time, on the date of the filing of this amendment to the Articles of Incorporation, all outstanding shares of Common Stock held by each holder of record on such date shall be automatically combined at the rate of one-for-eight without any further action on the part of the holders thereof or this Company. No fractional shares shall be issued. In lieu of issuing fractional shares, the Company's transfer agent will sell any such fractional shares at the then prevailing price on the

       Nasdaq SmallCap Market. The Company's transfer agent shall determine the amount of the net proceeds of the sale to which each holder of fractional shares is entitled, and shall, as soon as practicable after such determination has been made, mail such amount, without interest, to such holders."

   The Reverse Split will become effective as of 5:00 p.m., Eastern time, on the date of such filing (the "Effective Date"). It is expected that such filing will take place on the date of the Annual Meeting, assuming the shareholders approve the Reverse Split. The shares of Common Stock held by shareholders of record will be converted at 5:00 p.m., Eastern time, on the Effective Date without any further action on the part of the Company or the shareholders, into that number of whole shares of Common Stock equal to the number of shares owned immediately prior to the Reverse Split divided by eight, adjusted for any fractional shares.

   If the Reverse Split is approved, after the Effective Date, the Company's 1991 Long-Term Stock Incentive Plan (the "1991 Plan") as well as all non-1991 Plan options will be continued, and each outstanding option granted pursuant to the 1991 Plan and these non-1991 Plan option agreements will automatically be converted into an option to purchase .125 of the number of shares of Common Stock at eight times the original exercise price and upon the same terms and conditions as set forth in such options. The Company's other employee benefit plans and arrangements will also be continued by the Company upon the same terms and conditions.

PRINCIPAL EFFECTS OF THE REVERSE SPLIT

   Shareholders have no right under Florida law or under the Company's articles of incorporation or bylaws to dissent from the Reverse Split, or to dissent from the payment of cash for any fractional share resulting from the Reverse Split in lieu of issuing fractional shares.

   On the Effective Date, the interest of each shareholder of record who owns fewer than eight shares of Common Stock will thereby be terminated, and he or she will have no right to vote as a shareholder or share in the assets or any future earnings of the Company.

   The Company has an authorized capitalization of 50,000,000 shares of Common Stock, par value $.01 per share. The authorized capital stock of the Company will not be reduced or otherwise affected by the Reverse Split. As of the Record Date, the Company had 6,361,708 shares of Common Stock issued and outstanding. Based on the Company's best estimates relating to fractional shares, the aggregate number of shares of Common Stock that will be issued and outstanding following the Reverse Split will be 795,011.

   As of the Record Date, the Company had 299,150 shares reserved for grant under the 1991 Plan and options to purchase 150,350 shares of Common Stock were outstanding as of such date under the 1991 Plan. However, the number of shares available for grant under the 1991 Plan is subject to adjustment in the event of a change in capitalization, such as a reverse stock split, so that following implementation of the Reverse Split the number of shares of Post-split Common Stock available for grant under the 1991 Plan will be reduced to 37,394 and the number of shares of Common Stock that may be issued pursuant to existing 1991 Plan options is 18,794. The Company has granted non-1991 Plan options to purchase 244,000 shares of Common Stock. Subsequent to the Reverse Split, such non-1991 Plan options may be used to purchase 30,500 shares of Common Stock.

   The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of the Common Stock under the Exchange Act.

   If approved, the Reverse Split will result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

EXCHANGE OF STOCK CERTIFICATES

   If the proposal to implement the Reverse Split is adopted, shareholders will be required to exchange their stock certificates for new certificates representing the shares of Post-split Common Stock. Shareholders of record on the Effective Date will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by the Transfer Agent. Shareholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. Shareholders should not submit any certificates until requested to do so.

   As soon as practicable after the Effective Date, the Company's Transfer Agent (the "Transfer Agent") will send a letter of transmittal to each shareholder advising such holder of the procedure for surrendering stock certificates in exchange for new certificates representing the ownership of one-eighth the number of shares of Common Stock. No certificates representing fractional shares shall be issued. In lieu of issuing fractional shares, the Transfer Agent shall sell any such fractional shares at the then prevailing price on the Nasdaq Small-Cap Market. The Transfer Agent will determine the amount of the net proceeds of the sale to which each holder of fractional shares is entitled, and will, as soon as practicable after such determination has been made, mail such amounts, without interest, to such holders.

   Until they have surrendered their stock certificates for exchange, shareholders will not be entitled to receive any dividends or other distributions that may be declared and payable to holders of record. Upon the surrender of certificates representing Common Stock, certificates representing Common Stock together with any such withheld dividends or other distributions, without interest, will be delivered. At the same time or as soon as possible thereafter, any cash payment for a fractional share will be paid (without interest).

   Any shareholder whose certificate for Common Stock, has been lost, destroyed or stolen will be entitled to issuance of a certificate representing the shares of Common Stock into which such shares will have been converted upon compliance with such requirements as the Company and the Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

   The following description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this

Information Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Shareholders are urged to consult their own advisors to determine the particular consequences to them.

   The exchange of shares of Common Stock for shares of Post-split Common Stock will not result in recognition of gain or loss. The holding period of the shares of Post-split Common Stock will include the shareholder's holding period for the shares of Common Stock exchanged therefor, provided that the shares of Common Stock were held as a capital asset. The adjusted basis of the shares of Post-split Common Stock will be the same as the adjusted basis of the shares of Common Stock exchanged therefor.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   The Board of Directors of the Company has recommended the firm of Arthur Andersen LLP as the independent accountants of the Company for the current fiscal year. Although the appointment of Arthur Andersen LLP as the independent accountants of the Company does not require ratification by the Company's shareholders, the Board of Directors considers it appropriate to obtain such ratification. Accordingly, the vote of the Company's shareholders on this matter is advisory in nature and has no effect upon the Board of Directors' appointment of an accountant, and the Board of Directors may change the Company's accountant at any time without the approval or consent of the shareholders. The Board proposes and unanimously recommends that the shareholders ratify the selection of Arthur Andersen LLP.

   If the shareholders do not ratify the selection of Arthur Andersen LLP by the affirmative vote of the holders of a majority of votes cast by the shares represented in person or by proxy at the Annual Meeting, the Audit Committee will investigate the reason for shareholder rejection and the Board will reconsider the appointment.

   Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

                             GENERAL INFORMATION

   OTHER MATTERS. The Board of Directors does not intend to present any matter for action at this meeting other than the matters described in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

   DEADLINE FOR SHAREHOLDER PROPOSALS. Proposals by holders of the Company's Common Stock which are intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in the Company's next proxy statement and form of proxy relating to that meeting no later than August 19, 1997. Such proposals must also comply in full with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

                                       By Order of the Board of Directors,
                                       SYLVESTER O. OGDEN
                                       CHAIRMAN OF THE BOARD

Cape Coral, Florida
December 20, 1996

                                                                      APPENDIX A
                                VIROGROUP, INC.
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                          COMPANY'S BOARD OF DIRECTORS

                                  COMMON STOCK


     The undersigned holder of shares of Common Stock of VIROGROUP, INC., a Florida corporation (the "Company"), hereby appoints Sylvester O. Ogden and Larry D. Ackerly as proxies of the undersigned, with full power of substitution, for an in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side, all of the shares of stock of the Company that the undersigned is entitled to vote at the 1997 Annual Meeting of Shareholders of the Company, to be held on Thursday, January 23, 1997, at 11:00 a.m., local time, at The Westin Hotel Atlanta Airport, 4736 Best Road, Atlanta, Georgia and at any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

A BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
ELECTION OF DIRECTORS AND FOR PORPOSAL (3).

                        Please mark you votes as indicated in this example [X]

(1) Election of directors                        Ivan R. Clams, A. Denny Ellerman,               (2) To affectuate a one-for-eight
                                                 Charles S. Higgins, Jr., Rick L.                    reverse stock split as a result
        VOTE FOR all                VOTE         McEwen, Sylvester O. Ogden, James L.                of which shareholders will
    nominees listed, except       WITHHELD       Wareham, and Kenneth W. Winger as                   receive one share of common
      votes withheld              FROM ALL       directors.                                          stock for each eight shares of
    from the indicated            NOMINEES.                                                          company stock owned on the
    nominees (if any).                           (INSTRUCTION: To withhold authority                 record date.
                                                 to vote for any individual nominee,
                                                 write that nominee's name in the space
                                                 provided below.)                                    FOR      AGAINST    ABSTAIN

         [   ]                      [   ]        --------------------------------------              [   ]      [   ]      [   ]

(3) Proposal to ratify the appointment of Arthur     (4) in their discretion, the proxies are authorized to vote upon such other
    Andersen LLP, Miami, Florida, as the Company's       business as may properly come before the Annual Meeting, and any
    independent accountants.                             adjournments or postponements thereof.

        FOR         AGAINST        ABSTAIN

       [   ]         [   ]          [   ]

                                                         The undersigned hereby acknowledges receipt of (i) the Notice of Annual
                                                      Meeting, (ii) the proxy Statement, and (iii) the Company's 1996 Annual Report.

                                                      Dated:__________________________________________ 1996

                                                      ________________________________________________
                                                                     (Signature)
                                                      ________________________________________________
                                                             (Signature if held jointly)

                                                      IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, tenant or guardian, please give full title as such.
                                                      If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE
                                                      PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.


                         ANNUAL MEETING OF SHAREHOLDERS
                           THURSDAY, JANUARY 23, 1997
                                   11:00 A.M.
                                THE WESTIN HOTEL
                                ATLANTA AIRPORT
                                 4736 BEST ROAD
                                ATLANTA, GEORGIA


Dear Shareholder(s):

We have enclosed material relative to the 1997 Annual Meeting of Shareholders of Virogroup, Inc. The Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend our Annual Meeting, please complete and return the attached proxy card in the envelope we have provided (no postage is necessary if mailed in the United States). Your prompt return of the proxy will save Virogroup, Inc. the expense of further requests for proxies to ensure a quorum at the meeting.

Please remember that your vote is very important to Virogroup. We look forward to hearing from you.

Sincerely,
Virogroup, Inc.